                                                                    Exhibit 99.6

Conformed Copy

                           THIRD AMENDMENT TO SUBLEASE

         This Third Amendment to Sublease made as of this 3rd day of August, 1998, by and between TOWNE INVESTMENT CO., an Ohio partnership ("Landlord"), and CIAO CUCINA CORPORATION f/k/a CIAO LIMITED, INC., an Ohio corporation, successor in interest to FIRE IN THE KITCHEN, INC., an Ohio corporation, ("Tenant").

                                   WITNESSETH:

         WHEREAS, Landlord leased certain premises in The Shops at Harper's Point shopping center, Symmes Township, Hamilton County, Ohio, to Tenant by a certain "Sublease" dated November 14, 1990, as amended by a certain "Amendment to Sublease" dated June 11, 1991, and as further amended by a certain "Second Amendment to Sublease" dated April 11, 1997, hereinafter collectively referred to as the "Sublease"; and

         WHEREAS, Tenant is currently in default for non-payment of certain rent under the Sublease; and

         WHEREAS, Landlord and Tenant have agreed that Tenant shall provide to Landlord a certain promissory note in the principal amount of Twenty Thousand Five Hundred Forty-One Dollars and Forty-Two Cents ($20,541.42) (the "Promissory Note"); and

         WHEREAS, the parties hereto are desirous of making certain clarifications and/or additions regarding the Sublease through this Amendment;

         NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements provided herein, the parties hereto agree as follows:

         1. Article XVII of the Sublease is hereby amended to add the word "or" at the end of Section 17.1(g) and to delete the period at the end of said Section and to add the following new Section 17.1(h):

                  (h) Tenant fails to make the payments as required in the Promissory Note.

         Except as expressly amended herein, all terms and conditions contained in the Sublease shall remain in full force and effect.

         IN WITNESS WHEREOF, this Third Amendment to Sublease has been duly executed by Landlord and Tenant as shown hereinabove, on the 3rd day of August, 1998, as to Landlord, and on the 31st day of July, 1998, as to Tenant.

WITNESSES:                                    Landlord:

                                              TOWNE INVESTMENT CO.,
                                              an Ohio partnership

/s/ Joy Heekin                                BY:  /s/ Neil Bortz
----------------------------                      ------------------------------

                                              Name:  Neil Bortz
                                                   ------------------------
                                              Title:  Partner
/s/ Janet E. Ziegler                                -----------------------
----------------------------
                                              Tenant:

                                              CIAO CUCINA CORPORATION,
                                              an Ohio corporation

/s/ Scott P. Kadish                           BY:  /s/ Stephen J. Kent
----------------------------                     -------------------------------
                                              Name:  Stephen J. Kent
                                                   -----------------------------
                                              Title:  President
                                                    ----------------------------
/s/ Tania H. Hugenberg
----------------------------

STATE OF OHIO                       )
                                    )  SS:
COUNTY OF HAMILTON                  )

         The foregoing instrument was acknowledged before me on this 3rd day of August, 1998, by Towne Investment Co., and Ohio partnership, by Neil Bortz, its Partner, acting for and on behalf of the partnership.

                                              /s/ Janet E. Ziegler
                                              ----------------------------------
                                              NOTARY PUBLIC


STATE OF OHIO                       )
                                    )  SS:
COUNTY OF HAMILTON                  )

         The foregoing instrument was acknowledged before me on this 31st day of July, 1998, by Ciao Cucina Corporation, an Ohio corporation, by Stephen Kent, its President, acting for and on behalf of the corporation.

                                              /s/ Scott P. Kadish
                                              ----------------------------------
                                              NOTARY PUBLIC